EXHIBIT 23.01
CONSENT OF COUNSEL
      We hereby consent to the reference to us in the Prospectus constituting part of this Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (Reg. No. 333-119259), under the captions “Summary — Federal Income Tax Aspects,” “Federal Income Tax Aspects” and “Legal Matters.”

/s/SIDLEY AUSTIN LLP

Sidley Austin LLP

New York, New York
August 15, 2007